EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-8 of our report dated September 20, 2000, appearing in the Current Report on Form 8-K of Comverse Technology, Inc. dated September 28, 2000.


/S/ Deloitte & Touche LLP

New York, New York
October 25, 2000